UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May17, 2011

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The consolidated balance sheets of Eagle Rock Energy Partners, L.P. and its subsidiaries (collectively the "Partnership") as of December 31, 2010 and 2009, and the related consolidated statements of operations, members’ equity, and cash flows for each of the three years in the period ended December 31, 2010, related notes, Item 6. Selected Financial Data and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”) have been retrospectively adjusted for the discontinued operations of certain business, are filed herewith as Exhibit 99.1 and are incorporated herein by reference.
Please note that the Partnership has not further updated the financial information or business discussion for events or activities occurring after the date of the 2010 10-K. You should read the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 for updated information.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP
99.1	Eagle Rock Energy Partners, L.P. Consolidated Financial Statements, related notes, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P., its general partner

	By:	Eagle Rock Energy G&P, LLC, its general partner

Date: May 17, 2011	By:	/s/ Jeffrey P. Wood
	Name:	Jeffrey P. Wood
	Title:	Senior Vice President, Chief Financial Officer and Treasurer of Eagle Rock Energy G&P, LLC, General Partner of Eagle Rock Energy GP, L.P., General Partner of Eagle Rock Energy Partners, L.P.

INDEX TO EXHIBITS

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP
99.1	Eagle Rock Energy Partners, L.P. Consolidated Financial Statements, related notes, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations